UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

☒	Filed by the Registrant
☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BIOMERICA, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BIOMERICA, INC.

17571 Von Karman Avenue

Irvine, CA 92614

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 11, 2026

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of BIOMERICA, INC., a Delaware corporation (herein called the “Company” or “our”), will be held on December 11, 2026, at 10:00 a.m., Pacific Time (the “Annual Meeting”). The Annual Meeting will be held both virtually via the internet at www.virtualshareholdermeeting.com/BMRA2026 and in person at our offices, 17571 Von Karman Avenue, Irvine, California 92614.

At the meeting, you will be asked to consider and vote upon the following matters:

1.	To elect five directors, each to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation, death or removal. The proxy statement which accompanies this Notice includes the names of the nominees for election to our Board of Directors (the “Board”);

2.	To approve, on a non-binding advisory basis, the compensation paid to our named executive officers as disclosed in this proxy statement;

3.	To ratify the selection of Haskell & White LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2027;

4.	To approve an amendment to our 2024 Stock Incentive Plan (the “2024 Incentive Plan”) to increase the number of shares of common stock, $0.08 par value per share (the “Common Stock”), authorized for issuance under the 2024 Incentive Plan by 150,000 shares;

5.	To approve an adjournment of the Annual Meeting; and

6.	To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

You will be able to attend the Annual Meeting either virtually or in person. In accordance with the provisions of our bylaws, the Board has fixed the close of business on October 15, 2026, as the record date for determining the holders of our Common Stock, entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials over the Internet to our shareholders rather than in paper form. As a result, on or about October 16, 2026, we are mailing to our stockholders, other than those who previously requested electronic or paper delivery of proxy materials, a Notice of Internet Availability of Proxy Materials (the “Notice”) for the fiscal year ended May 31, 2026. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our Annual Report on Form 10-K for the fiscal year ended May 31, 2026, as filed with the SEC on August 31, 2026, as amended by our Form 10-K/A, as filed with the SEC on September 28, 2026, and a proxy card or voting instruction form. It is very important that your shares are represented and voted at the Annual Meeting. As explained in further detail in the Notice, your shares may be voted via a toll-free telephone number, on the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided. Your proxy card will not be used if you are present at the Annual Meeting and prefer to vote in person, or if you revoke your proxy.

By Order of the Board of Directors,

/S/ ZACKARY S. IRANI
ZACKARY S. IRANI,
Chief Executive Officer and Director

Irvine, California

October 16, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 11, 2026

The Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders and the Annual Report on Form 10-K for the fiscal year ended May 31, 2026 are available free of charge on our website at www.biomerica.com, at www.proxyvote.com, and at the SEC’s website at www.sec.gov.

BIOMERICA, INC.

17571 Von Karman Avenue

Irvine, California 92614

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This Proxy Statement is furnished by the Board of Directors (the “Board”) of Biomerica, Inc., a Delaware corporation (“we,” “us,” “our,” or the “Company”), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on December 11, 2026, at 10:00 a.m., Pacific Time (the “Annual Meeting”) or at such other time and place to which the Annual Meeting may be adjourned or postponed. The Annual Meeting will be held both virtually via the internet at www.virtualshareholdermeeting.com/BMRA2026 by using the 16-digit control number on your Notice of Internet Availability of Proxy Materials (the “Notice”), proxy card or voting instruction form or by attending live at our principal executive office, 17571 Von Karman Avenue, Irvine, California 92614. The Annual Meeting has been called for the purposes set forth in the accompanying Notice of the Annual Meeting of Stockholders (the “Notice”). Our proxy materials, including this Proxy Statement and form of proxy card or voting instruction form and the Notice of Annual Shareholders Meeting, are being provided to shareholders beginning on October 16, 2026.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON DECEMBER 11, 2026.

Our proxy materials, including our Proxy Statement for the Annual Meeting, our Annual Report on Form 10-K for the fiscal year ended May 31, 2026, as filed with the SEC on August 31, 2026, as amended by our Form 10-K/A, as filed with the SEC on September 28, 2026 (collectively, our “Annual Report”), and proxy card are available on the Internet at www.proxyvote.com, and at the SEC’s website at www.sec.gov. Under the Securities and Exchange Commission (the “SEC”) rules, we are pleased to take advantage of notice and access and to furnish proxy materials to our stockholders over the Internet.

RECORD DATE AND OUTSTANDING SHARES

The close of business on October 15, 2026, has been set as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). As of the Record Date, there were outstanding and entitled to vote an aggregate of 4,598,968 shares of the Company’s common stock, $0.08 par value per share (the “Common Stock”), held of record by approximately 735 stockholders. However, the actual number of shareholders is unknown as brokers and other institutions hold the majority of the Company’s stock on behalf of other beneficial owners.

VOTING RIGHTS, QUORUM, AND VOTES REQUIRED

The presence, in person, virtually or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock held on the Record Date and entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter to be considered at the Annual Meeting.

A broker non-vote occurs when a broker holding shares in street name for a beneficial owner does not receive instructions from the beneficial owner about how to vote its shares and lacks discretionary authority to vote on the matter. Under applicable law and the listing rules of the Nasdaq Capital Market (“Nasdaq”), brokers have the discretion to vote on routine matters (Proposal Nos. 3 and 5) without instructions from the beneficial owner. If a beneficial owner does not provide its broker instructions on how to vote its shares on non-routine matters (Proposal Nos. 1, 2, and 4), no votes will be cast on its behalf with respect to those proposals. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.

The voting requirements to approve each of the proposals to be voted upon at the Annual Meeting, as well as the effects of abstentions and broker non-votes on each of the proposals, are as follows:

PROPOSAL	VOTING REQUIREMENT	EFFECT OF ABSTENTIONS	EFFECT OF BROKER NON-VOTES

Proposal No. 1:

To elect five directors, each to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation, death or removal.

	Each director nominee shall be elected by a plurality vote of the stockholders of the Company present in person or by proxy at such meeting and entitled to vote on the election of directors	A “WITHHOLD” vote will have no effect on the outcome of this proposal.	Broker non-votes will not count as votes cast on this proposal and will have no effect on the outcome of the vote on this proposal.

Proposal No. 2: To approve, on a non-binding advisory basis, the compensation paid to our named executive officers.	Requires the affirmative vote of the majority of the stockholders of the Company present in person or by proxy at such meeting and entitled to vote on the subject matter.	An “ABSTAIN” vote will be included in the total number of shares present and entitled to vote on this proposal, and will have the same effect as a vote “AGAINST” this proposal.	Broker non-votes will not count as votes cast on this proposal and will have no effect on the outcome of the vote on this proposal.

Proposal No. 3: To ratify the selection of Haskell & White LLP as our independent registered public accounting firm for our fiscal year ending May 31, 2027.	Requires the affirmative vote of the majority of the stockholders of the Company present in person or by proxy at such meeting and entitled to vote on the subject matter.	An “ABSTAIN” vote will be included in the total number of shares present and entitled to vote on this proposal, and will have the same effect as a vote “AGAINST” this proposal.	Because a bank, broker, dealer or other nominee may generally vote without instructions on this proposal, we do not expect any broker non-votes in connection with this proposal.

Proposal No. 4: To approve an amendment to our 2024 Incentive Plan to increase the number of shares of common stock authorized for issuance under the 2024 Incentive Plan by 150,000 shares	Requires the affirmative vote of the majority of the stockholders of the Company present in person or by proxy at such meeting and entitled to vote on the subject matter.	An “ABSTAIN” vote will be included in the total number of shares present and entitled to vote on this proposal, and will have the same effect as a vote “AGAINST” this proposal.	Broker non-votes will not count as votes cast on this proposal and will have no effect on the outcome of the vote on this proposal.

Proposal No. 5: To approve an adjournment of the Annual Meeting.	Requires the affirmative vote of the majority of the stockholders of the Company present in person or by proxy at such meeting and entitled to vote on the subject matter.	An “ABSTAIN” vote will be included in the total number of shares present and entitled to vote on this proposal, and will have the same effect as a vote “AGAINST” this proposal.	Because a bank, broker, dealer or other nominee may generally vote without instructions on this proposal, we do not expect any broker non-votes in connection with this proposal.

All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate, for each proposal, affirmative and negative votes, abstentions, and broker non-votes.

ATTENDANCE AT MEETING

All stockholders of record at the close of business on the Record Date, or their duly appointed proxies, may attend the Annual Meeting.

Attendance at the Annual Meeting shall be either via the internet at www.virtualshareholdermeeting.com/BMRA2026 using the 16-digit control number on your Notice of Internet Availability of Proxy Materials (as defined below), proxy card or voting instruction form or in person at our offices located at 17571 Von Karman Avenue, Irvine, California 92614.

The Annual Meeting will begin promptly at 10:00 a.m. Pacific Time on December 11, 2026. Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for our stockholders to log in and test their devices’ audio system. We encourage our stockholders to access the Annual Meeting in advance of the designated start time.

An online portal will be available to our stockholders at www.proxyvote.com commencing approximately on or about October 16, 2026. By accessing this portal, stockholders will be able to vote in advance of the Annual Meeting. Stockholders may also vote, and submit questions, during the Annual Meeting at www.virtualshareholdermeeting.com/BMRA2026. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your proxy card or voting instruction form to submit questions and vote at our Annual Meeting. If you hold your shares in “street name” (that is, through a broker or other nominee), you will receive instructions from them that you must follow to have your shares voted. We have retained Broadridge Financial Solutions to host our virtual Annual Meeting and to distribute proxies and receive, count and tabulate votes.

HOW TO VOTE

You may vote on the Internet, by telephone, by mail or by attending the Annual Meeting and voting electronically or in person, all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card or voting instruction card.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or other nominee, considered to be the stockholder of record. As the beneficial owner, you have the right to tell your nominee how to vote. Your nominee has sent you instructions on how to direct the nominee’s vote. You may submit a proxy to vote by following those instructions.

Vote on the Internet

If you are a stockholder of record, you may submit your vote via the internet by following the instructions provided in your Notice. Have your proxy card or voting instruction card in hand when you access the voting website. On the Internet voting site, you can confirm that your instructions have been properly recorded. Internet voting facilities will be available on or about October 16, 2026 and will be available 24 hours a day until 11:59 p.m., Eastern Time, on December 10, 2026.

Vote by Telephone

If you are a stockholder of record, you can also vote by telephone by dialing the telephone number shown on your Notice. Have your proxy card or voting instruction card in hand when you call. Telephone voting facilities will be available on or about October 16, 2026 and will be available 24 hours a day until 11:59 p.m., Eastern Time, on December 10, 2026.

Vote by Mail

You may choose to vote by mail, by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided. If the envelope is missing and you are a stockholder of record, please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If the envelope is missing and your shares are held with a broker, please mail your completed voting instruction card to the address specified therein. Please allow sufficient time for mailing if you decide to vote by mail as it must be received by 11:59 p.m., Eastern Time, on December 10, 2026.

Voting at the Annual Meeting

You will have the right to vote on the day of, or during, the Annual Meeting by attending the meeting in person or by visiting www.virtualshareholdermeeting.com/BMRA2026. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your proxy card or voting instruction form to vote at our Annual Meeting.

Even if you plan to attend our Annual Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend our Annual Meeting.

The shares voted electronically, telephonically or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.

APPRAISAL RIGHTS

Under Delaware General Corporation Law (the “DGCL”), stockholders are not entitled to any appraisal rights with respect to the approval of any of the proposals described in this Proxy Statement.

PERSONS MAKING THE SOLICITATION

The Company, on behalf of the Board, is soliciting the proxy accompanying this Proxy Statement for use at the Annual Meeting. The Company will bear the cost of solicitation, including preparing, assembling and mailing the proxy materials. Some of our directors, officers, and employees of the Company may solicit proxies by mail, telephone, or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries, and custodians nominally holding shares of the Company’s Common Stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to the beneficial owners.

TERMS OF THE PROXY

The enclosed proxy indicates the matters to be acted upon at the Annual Meeting and provides boxes to be marked to indicate the manner in which the stockholder’s shares are to be voted with respect to such matters. By appropriately marking the boxes, a stockholder may specify “FOR” or “WITHHOLD” for director nominees and “FOR,” “AGAINST” or “ABSTAIN” for the other proposals. The proxy also confers upon the proxy holders discretionary voting authority with respect to such other business as may properly come before the Annual Meeting to the extent permitted by applicable SEC rules.

If the proxy is executed properly and is received by the Company prior to the Annual Meeting, the shares represented by the proxy will be voted accordingly. A proxy may be revoked at any time prior to its exercise (i) by resubmitting their vote online or by telephone, (ii) by delivering a valid, later-dated proxy or written notice of revocation to the Company, or (iii) by attending the Annual Meeting and voting electronically or in person at the Annual Meeting. Attendance alone will not revoke a proxy. Stockholders holding shares in street name must follow their broker’s or nominee’s instructions to change or revoke their voting instructions.

DELIVERY OF PROXY MATERIALS

Pursuant to rules adopted by the SEC, we provide access to the proxy materials over the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (“Notice”) to our stockholders owning shares of our common stock as of the Record Date on or about October 16, 2026. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our Annual Report, and a form of proxy card or voting instruction card. In addition, the Notice will provide stockholders with instructions on how to request to receive proxy materials by mail in printed form or electronically by e-mail on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail message each successive year with instructions containing a link to those materials and a link to the proxy voting website.

Our proxy materials are also available free of charge on our website at www.biomerica.com, at www.proxyvote.com, and at the SEC’s website at www.sec.gov.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 16, 2026, certain information as to shares of Common Stock owned by (i) each person known to beneficially own more than 5% of the outstanding Common Stock, (ii) each director, including director nominees, and each of our Named Executive Officers (as defined under “Executive Compensation of Named Executive Officers”), and (iii) all executive officers and directors of the Company as a group. Unless otherwise indicated, each person listed has sole voting and investment power over the shares beneficially owned by him or her. Unless otherwise indicated, the address of each beneficial owner is 17571 Von Karman Avenue, Irvine, California 92614.

5% or Greater Stockholders

NAME OF BENEFICIAL OWNER (1)	SHARES BENEFICIALLY OWNED	PERCENTAGE BENEFICIALLY OWNED (1)
B. Riley Principal Capital, LLC (2)	460,080	10.0%
Zackary S. Irani (3)	336,304	7.1%

Directors and Named Executive Officers

NAME OF BENEFICIAL OWNER (1)	SHARES BENEFICIALLY OWNED	PERCENTAGE BENEFICIALLY OWNED (1)
Zackary Irani (3)	336,304	7.1%
Allen Barbieri (4)	117,292	2.5%
David Moatazedi (5)	57,125	1.2%
Gary Huff (6)	51,250	1.1%
Eric Bing Chin (7)	38,750	*
Xiaoxuan (“Jenny”) Qu (8)	2,735	*
Gregory Evan Feinberg (Nominee) (9)	-	*
All executive officers and directors as a group (Six persons)	603,456	12.3%

*	Represents beneficial ownership of less than 1.0% of our outstanding Common Stock.

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Shares of Common Stock that a person or group has the right to acquire within 60 days after October 16, 2026, pursuant to options, warrants, conversion privileges or other rights are deemed outstanding for purposes of determining the beneficial ownership and percentage ownership of such person or group, but are not deemed outstanding for purposes of determining the beneficial ownership or percentage ownership of any other person or group. Percentage ownership is based on 4,598,968 shares of Common Stock outstanding as of October 16, 2026, together with any shares that the applicable beneficial owner has the right to acquire within 60 days thereafter.

(2)	All investment decisions for B. Riley Principal Capital, LLC (“BRPC”) are made by an investment committee consisting of senior executives and headed by Bryant Riley. B. Riley Securities Holdings, Inc. is the holding company of BRPC, and BRC Group Holdings, Inc. (“BRC”) is the majority shareholder of B. Riley Securities Holdings, Inc. BRPC and BRC are affiliates of B. Riley Securities, Inc. (“BRS”), a registered broker-dealer and FINRA member. The Company entered into an engagement letter with BRS dated August 19, 2026. BRPC also has the right to designate a member of the Company’s Board of Directors. The business address of BRPC is 11100 Santa Monica Blvd., Suite 800, Los Angeles, California 90025.

(3)	Includes 93,734 shares underlying options exercisable by Mr. Zackary Irani as of, or within 60 days after, October 16, 2026 and 20,937 restricted stock awards held by Mr. Irani that are scheduled to vest within 60 days of October 16, 2026.

(4)	Includes 43,750 shares underlying options exercisable by Mr. Allen Barbieri as of, or within 60 days after, October 16, 2026 and 30,000 restricted stock awards held by Mr. Barbieri that are scheduled to vest within 60 days of October 16, 2026.

(5)	Includes 16,500 shares underlying options exercisable by Mr. David Moatazedi as of, or within 60 days after, October 16, 2026 and 20,000 restricted stock awards held by Mr. Moatazedi that are scheduled to vest within 60 days of October 16, 2026.

(6)	Includes 20,000 restricted stock awards held by Mr. Gary Huff that are scheduled to vest within 60 days of October 16, 2026.

(7)	Includes 22,500 restricted stock awards held by Mr. Eric Bing Chin that are scheduled to vest within 60 days of October 16, 2026.

(8)	Includes 2,735 shares underlying options exercisable by Ms. Xiaoxuan (“Jenny”) Qu as of, or within 60 days after, October 16, 2026.

(9)	Mr. Gregory Evan Feinberg is a director nominee and did not beneficially own any shares of the Company’s Common Stock as of October 16, 2026.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

DIRECTORS

Pursuant to the Company’s bylaws, the Board of Directors of the Company (the “Board”) is granted the power to set the number of directors at no less than three and no more than nine members. The size of the Board is currently set at five directors and the following five persons have been nominated for election to the Board at the Annual Meeting: Mr. Zackary Irani, Mr. Allen Barbieri, Mr. Eric Bing Chin, Mr. Gary Huff, and Gregory Evan Feinberg. Mr. David Moatazedi, a current director, is not standing for re-election at the Annual Meeting. He is expected to continue serving as a director until the Annual Meeting and until his successor is elected and qualified. Mr. Feinberg has been nominated for election to succeed Mr. Moatazedi.

A proxy cannot be voted for a greater number of directors than the five (5) nominees identified in this Proxy Statement. Each director of the Company is elected annually and holds office for the ensuing year and until his or her successor has been elected and qualified or until his or her earlier resignation, death or removal. In the event that any of our director nominees become unavailable prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board or the number of directors may be reduced accordingly.

The following table sets forth the name and current age of each director nominee, the year he or she was first elected, and his or her current position(s) with the Company. The Company does not pay a fee to any third party to identify potential nominees. Gregory Evan Feinberg was designated by B. Riley Principal Capital, LLC pursuant to its Board designation right under the Securities Purchase Agreement, which continues while the B. Riley purchasers collectively beneficially own at least 10% of the Company’s outstanding voting power, subject to the agreement’s terms and applicable Nasdaq requirements. Except for this arrangement, none of our directors, director nominees or executive officers were selected pursuant to any arrangement or understanding, other than with our directors and executive officers acting within their capacity as a director or an executive officer. There are no family relationships among any of our directors, director nominees, or executive officers.

Name	Age	Director Since	Positions Held
Zackary Irani	60	1997	Chief Executive Officer and Director
Allen Barbieri	68	1999	Executive Vice-Chairperson of the Board and Corporate Secretary
Gary Huff	60	2025	Director, Chairperson of the Nominating and Corporate Governance Committee, and member of the Audit and Compensation Committees
Eric Bing Chin	46	2025	Director, Chairperson of the Audit Committee, and member of the Compensation and Nominating and Corporate Governance Committees
Gregory Evan Feinberg	42	N/A (Nominee)	Director Nominee; expected to serve as Chair of the Compensation Committee and as a member of the Audit and Nominating and Corporate Governance Committees, if elected and appointed.

Background of Nominees

Zackary Irani

Mr. Zackary Irani has served as a director and Chief Executive Officer of the Company since April 1997. Mr. Irani served as Chairperson of the Board from April 1997 until June 2024. Prior to that time, Mr. Zackary Irani served as the Company’s Vice President of Business Development. He has been an employee of the Company since 1986. During the fiscal years 2008 and 2009, Mr. Irani also served as Chairperson of the Board of Lancer Orthodontics, Inc., a medical device company with manufacturing operations in the U.S. and Mexico, and served as Lancer’s Chief Executive Officer from April 1997 until April 2004. Mr. Irani holds a B.S. degree and an MBA degree from the Paul Merage School of Business at the University of California, Irvine.

We believe Mr. Irani is qualified to serve on our Board because of his service as the Chief Executive Officer of the Company, his extensive knowledge of the Company’s business and operations, his financial expertise, his education, and his knowledge of the business sector in which the Company competes.

Allen Barbieri

Mr. Allen Barbieri has served as an Executive Vice-Chairperson of the Board and Corporate Secretary of the Company since August 2020. Since January 2022, Mr. Barbieri has also concurrently served as the Chief Executive Officer of Küleon LLC, a small private biotech company engaged in development of therapeutic drugs targeting neurologic disorders. From October 1999 through August 2020, Mr. Allen Barbieri also served as an outside independent director of the Company. From March 2015 to April 2022, Mr. Allen Barbieri served as a member of the board of directors of CareTrust REIT, Inc. (NYSE:CTRE), a large publicly traded real estate investment trust, where he served as Chairman of the Corporate Governance and Nominating Committee and as a member of the Audit and Compensation Committees. From January 2010 to March 2018, Mr. Allen Barbieri served as the Chief Executive Officer of Biosynthetic Technologies, a privately held, renewable specialty chemicals company, with BP and Monsanto as primary owners. Prior to that, from April 2004 to September 2009, Mr. Barbieri served as the Chief Executive Officer of Lancer Orthodontics, Inc., a medical device company with manufacturing operations in the U.S. and Mexico. From 1998 to 1999, he served as President and Chief Financial Officer of BUY.COM, a major internet retailer, and from 1994 to 1999 Mr. Barbieri was President and Chief Executive Officer of Pacific National Bank. Mr. Allen Barbieri holds an MBA from Massachusetts Institute of Technology (MIT).

We believe Mr. Allen Barbieri is qualified to serve on our Board due to his extensive knowledge of the Company’s business and operations, his financial expertise in investment banking and experience as a Chief Executive Officer and Chief Financial Officer of public and private institutions, his education, and his prior experience as a board member of numerous public and private companies.

Eric Bing Chin, CPA

Mr. Eric Bing Chin, CPA has served as a Director of the Company since June 2025. Mr. Chin has served as the Principal Strategic Advisor and Chief Financial Officer of Xcelerant since 2022. Mr. Chin has served as a Board Advisor of PandoBlox and an Advisory Board Member of Owl Therapy since 2025.

From 2023 to 2025, Mr. Chin served as a board member, Treasurer, and Secretary of Rhode Island Primary Care Physicians Corporation and as Chief Financial Officer of Akido. From 2018 to 2022, Mr. Chin served as Chief Financial Officer at Astrana Health, a publicly traded company and member of the S&P SmallCap 600. From 2011 to 2018, Mr. Chin served in finance leadership positions within Public Storage and Alexandria Real Estate Equities, both of which are publicly traded and members of the S&P 500. From 2002 to 2011, Mr. Chin served as a practicing CPA with EY, a global public accounting firm. Mr. Chin holds a B.A. degree from UCLA.

Mr. Chin serves and volunteers as an advisory board member for AI 2030, a board member for AMBITION, a fundraiser for the American Heart Association, and a fundraiser for the Covenant House of Los Angeles. He also actively mentors for the UCLA Alumni mentoring program. Mr. Chin is also a member of the National Association of Corporate Directors and a member of the Healthcare Financial Management Association.

We believe Mr. Chin is qualified to serve on our Board due to his prior experience serving as a member of the board of directors of various companies, his experience as a Chief Financial Officer of healthcare companies, his financial expertise with publicly traded companies as a CPA, and his education.

Gary M. Huff

Mr. Gary M. Huff has served as a Director of the Company since October 2025. Since 2019, Mr. Huff has served as President of Take Charge, LLC, a laboratory business advisory firm that he founded. Prior to founding Take Charge, LLC, Mr. Huff held several senior executive leadership positions in the healthcare and clinical laboratory industries, including Chief Executive Officer of LabCorp Diagnostics, Chief Executive Officer of Baylor Genetics, and Chief Operating Officer of Solstas Lab Partners.

Mr. Huff has extensive experience leading complex healthcare and laboratory organizations, including publicly traded, private equity-backed, and health system-owned businesses. His executive experience includes strategic planning, operational leadership, business development, mergers and acquisitions, healthcare partnerships, and organizational transformation. He also brings experience working with Fortune 500 companies and advising healthcare organizations on strategic and operational matters.

Mr. Huff holds a Bachelor of Arts in General Studies/Psychology from Indiana University. We believe Mr. Huff’s extensive executive leadership experience, healthcare industry expertise, and experience in strategy, operations, and corporate governance provide valuable perspective to the Board and qualify him to serve as a Director of the Company.

Gregory Evan Feinberg

Mr. Gregory Evan Feinberg has been nominated for election to the Board at the Annual Meeting. From November 2022 to March 2026, Mr. Feinberg served as an Energy Portfolio Manager at Woodline Partners. From July 2020 to November 2022, he served as a Managing Partner of a private investment partnership focused on acquiring oil and gas mineral interests. From August 2008 to July 2020, Mr. Feinberg served as an Energy and Utilities Portfolio Manager within Citadel’s Global Equities platform. Prior to joining Citadel, he served as an Investment Banking Analyst in the Global Energy Group at Credit Suisse. Mr. Feinberg graduated from Stanford University in 2006.

We believe Mr. Feinberg is qualified to serve on our Board because of his extensive experience in investment management, capital markets, public company financial analysis, and strategic investment decision-making. His financial expertise and experience evaluating public companies provide valuable perspectives on our financial strategy, capital allocation, and long-term growth opportunities.

BOARD DIVERSITY

The diversity of the Company’s Board is listed below and is reviewed annually by the Board.

Board Diversity Matrix (as of October 16, 2026)
Total Number of Directors	5
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	-	5	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	1	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	-	4	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
Did Not Disclose Demographic Background	-	-	-	-

Vote Required and Board Recommendation

Each director nominee shall be elected by a plurality vote of the stockholders of the Company present in person or by proxy at the Annual Meeting and entitled to vote.

Our Board Recommends that the Stockholders Vote “FOR” the Election of Each of the Five Director Nominees.

EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of our executive officers:

Name	Age	Executive Officer Since	Position(s)
Zackary Irani	60	1997	Chief Executive Officer and Director
Allen Barbieri	68	2020	Executive Vice-Chairperson of the Board and Corporate Secretary
Xiaoxuan (“Jenny”) Qu	33	2026	Principal Financial Officer and Principal Accounting Officer

Biographical information regarding Messrs. Irani and Barbieri appears above under “Background of Nominees.” The following provides biographical information regarding Ms. Qu, our executive officer who is not a director.

Xiaoxuan (“Jenny”) Qu

Ms. Xiaoxuan (“Jenny”) Qu has served as the Company’s Principal Financial Officer and Principal Accounting Officer since August 2026, and as Vice President of Finance since January 2026. She joined the Company in June 2023 and previously served as Corporate Controller beginning in January 2024.

Prior to joining the Company, Ms. Qu served in audit and assurance roles at HCVT, a public accounting firm, from August 2021 to May 2023, and previously held tax positions at Ernst & Young LLP. Ms. Qu holds a master’s degree from the Paul Merage School of Business at the University of California, Irvine, and a bachelor’s degree in accounting from St. Thomas University.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

The Board maintains an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. For the fiscal year ended May 31, 2026, the Board held seven in-person or telephonic Board meetings, three of which were strategy and update meetings with management, and acted by unanimous written consent five times. The Audit Committee held four meetings; the Compensation Committee held two meetings; and the Nominating and Corporate Governance Committee held three meetings. During the fiscal year ended May 31, 2026, each director attended at least 75% of the aggregate number of meetings of the Board and the committees on which such director served during the periods of service.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Company has a Nominating and Corporate Governance Committee Charter which may be viewed on the Company’s website at www.biomerica.com.

The Company has a standing Nominating and Corporate Governance Committee (the “Governance Committee”). The Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise arise. In the event that vacancies are anticipated or otherwise arise, the Governance Committee utilizes a variety of methods for identifying and evaluating director candidates. The Governance Committee will consider candidates recommended by current directors, professional search firms, stockholders or other persons.

To select a director candidate, the Governance Committee undergoes a series of discussions and review of the candidates. Once the Governance Committee has identified a prospective nominee, the Governance Committee will evaluate the prospective nominee in the context of the then current composition of the Board and will consider a variety of other factors, including the prospective nominee’s public company experience, corporate governance experience, business, technology, strategy, and industry experience, finance and financial reporting experience, and other attributes that would be expected to contribute to an effective Board. The Board seeks to identify nominees who possess a diverse range of experience, skills, areas of expertise, industry knowledge, business judgment, and professional ethics and values. Although the Governance Committee does not have a formal policy with respect to diversity, it has a well-established process to identify director nominees, and considers diversity when evaluating candidates for director nominees. The Board does not evaluate stockholder nominees differently than any other nominee.

Our Board will consider stockholder nominations for directors if we receive timely written notice, in proper form, of the nomination. To be timely, the notice must be received within the time frame discussed below in this Proxy Statement under the heading “Date For Submission of Stockholder Proposals For Next Annual Meeting.” To be in proper form, the notice must, among other matters, include each nominee’s written consent to serve as a director for the Company if elected at the next annual meeting, a description of all arrangements or understandings between the nominating stockholder and the nominee, and certain other information about the nominating stockholder and the nominee.

The Governance Committee met three times during the fiscal year ended May 31, 2026. For the fiscal year ended May 31, 2026, the Governance Committee was chaired by Dr. Jane Emerson until the Company’s 2025 Annual Meeting held on December 12, 2025, on which date Dr. Emerson left the Board and Mr. Huff took over as the chairperson. Mr. Moatazedi is not standing for re-election at the 2026 Annual Meeting and is expected to continue serving on the Board and the Governance Committee until the Annual Meeting. It is anticipated that following the Annual Meeting, the Governance Committee will consist of Mr. Gary Huff, as Chairperson, with Mr. Gregory Evan Feinberg and Mr. Eric Bing Chin serving as members.

COMPENSATION COMMITTEE

The Company has a Compensation Committee Charter which may be viewed on the Company’s website at www.biomerica.com.

The Compensation Committee is responsible for assisting the Board in discharging its responsibilities regarding the compensation of our employees and directors. The specific duties of the Compensation Committee include, among other matters: reviewing and approving executive compensation; evaluating our executive officers’ performance; setting the compensation levels of our executive officers; setting our incentive compensation plans, including our equity-based incentive plans; making recommendations to the Board for annual compensation of directors; and making recommendations to our Board regarding our overall compensation structure, policies and programs.

The Compensation Committee may delegate authority to the chief executive officer or the chief financial officer to grant equity incentive plan awards to our non-executive employees consistent with the parameters approved in advance by the compensation committee.

Historically, our Chief Executive Officer and Executive Vice-Chairperson have provided input and recommendations to the Compensation Committee on the compensation of executive officers and members of the Board. In addition, representatives from our executive management team finance function have provided information or recommendations to the Compensation Committee regarding the design of any cash and equity incentive programs. Also, while the Compensation Committee does not officially retain an executive compensation consultant, it does obtain industry and peer-group compensation information from certain national compensation consulting firms and other industry resources. The Compensation Committee reviews all of this input and information in determining and setting director and executive officer compensation plans. All decisions affecting executive officer compensation are made by the Compensation Committee, in its sole discretion.

The Compensation Committee met two times during the fiscal year ended May 31, 2026. For the fiscal year ended May 31, 2026, the Compensation Committee was chaired by Mr. David Moatazedi. Following Ms. Catherine Coste’s resignation from the Board on June 4, 2025, Mr. Eric Bing Chin was appointed to the Compensation Committee. On October 7, 2025, Mr. Gary Huff was appointed to the Board and to the Compensation Committee. Dr. Jane Emerson served on the Committee until the 2025 Annual Meeting, at which time she did not stand for re-election to the Board. Mr. Moatazedi is not standing for re-election at the 2026 Annual Meeting and is expected to continue serving as Chair of the Compensation Committee until the Annual Meeting. It is anticipated that following the Annual Meeting, the Compensation Committee will consist of Mr. Gregory Evan Feinberg, as Chairperson, with Mr. Eric Bing Chin and Mr. Gary Huff continuing as members.

AUDIT COMMITTEE

The Company has an Audit Committee Charter which may be viewed on the Company’s website at www.biomerica.com.

The Audit Committee is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements. In addition, the Audit Committee assists the Board in its oversight of our compliance with legal and regulatory requirements. The specific duties of the Audit Committee include, among others: monitoring the integrity of our financial process and systems of internal controls regarding finance, accounting and legal compliance; selecting our independent auditor; monitoring the independence and performance of our independent auditor; and providing an avenue of communication among the independent auditor, our management and our Board. The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to all of our employees and to the independent auditor. The Audit Committee also has the ability to retain, at the Company’s expense and without further approval of the Board, special legal, accounting, or other consultants or experts that it deems necessary in the performance of its duties.

The Audit Committee met four times during the fiscal year ended May 31, 2026. For the fiscal year ended May 31, 2026, the Audit Committee included Ms. Catherine Coste, Dr. Jane Emerson, Mr. David Moatazedi, Mr. Eric Bing Chin and Mr. Gary Huff at various times during the year. On June 4, 2025, Ms. Catherine Coste resigned from the Board, thereby vacating her position as Chairperson of the Audit Committee. Mr. Eric Bing Chin was appointed to the Board and as Chairperson of the Audit Committee. On October 7, 2025, Mr. Gary Huff was appointed to the Audit Committee. Dr. Jane Emerson served on the Audit Committee until the 2025 Annual Meeting, at which time she did not stand for re-election to the Board. Mr. Moatazedi is not standing for re-election at the 2026 Annual Meeting and is expected to continue serving as a member of the Audit Committee until the Annual Meeting. It is anticipated that following the Annual Meeting, the Audit Committee will consist of Mr. Eric Bing Chin, as Chairperson, with Mr. Gregory Evan Feinberg and Mr. Gary Huff serving as members.

The Board has determined that Mr. Eric Bing Chin qualifies as an “audit committee financial expert” and that each member of the Audit Committee is financially literate. All members of the Audit Committee meet the independence standards set forth in applicable Securities and Exchange Commission (“SEC”) and Nasdaq rules.

DIRECTOR INDEPENDENCE

The Board reviews the independence of each director when he or she is elected to the Board and monitors their independence on a continual basis. The Board considers the transactions and relationships between each member and the Company in determining independence. The Board determines independence based on the definition of “Director Independence” as defined by SEC rules and as determined in accordance with Rule 5605 of the Nasdaq Listing Rules.

Based upon that review, the Board has affirmatively determined that Mr. Eric Bing Chin, Mr. David Moatazedi, Mr. Gary Huff, and Mr. Gregory Evan Feinberg, a nominee for election to the Board at the 2026 Annual Meeting, are independent (collectively, the “Independent Directors”).

BOARD LEADERSHIP STRUCTURE

The Board selects a Chairperson and/or a Vice Chairperson in a manner it determines to be in the best interests of the Company. It is in the Board’s discretion to determine whether the same individual should serve as both the Chief Executive Officer and Chairperson of the Board or whether those roles should be separated. This flexibility permits the Board to organize its functions and conduct its business in a manner it deems most effective in then-prevailing circumstances and to select the individual it considers to be best-suited to serve as Chairperson of the Board at any particular time. At this time, the Board has appointed an Executive Vice Chairperson and has not appointed a person to serve as the Chairperson of the Board.

BOARD ROLE IN RISK OVERSIGHT

The Board is responsible for oversight of material risks facing the Company, including financial, cybersecurity, and compliance risks, while our management team is responsible for the day-to-day management of risk. In addition, the Board has delegated oversight of certain categories of risk to the Audit Committee and the Compensation Committee, which are comprised entirely of independent directors. The Audit Committee and the Compensation Committee respectively report to the Board as appropriate on matters that involve specific areas of risk that each committee oversees.

Financial, Compliance and Controls Risks

The Audit Committee has scheduled periodic and annual reviews and discussions with management regarding significant risk exposures and incident metrics, including those relating to global financial, accounting, and treasury matters, internal audit and controls, and legal and regulatory compliance. These discussions cover the steps management has taken to monitor, control, and report such exposures, as well as the Company’s policies with respect to risk assessment and risk management.

Employee Compensation Risks

The Compensation Committee oversees management of risks relating to the Company’s compensation plans and programs. The Company’s management and the Compensation Committee have assessed the risks associated with the Company’s compensation policies and practices for all employees, including non-executive officers. These include risks relating to setting ambitious targets for our employees’ compensation or the vesting of their equity awards, our emphasis on at-risk equity-based compensation, discrepancies in the values of equity-based compensation depending on employee tenure relative to increases in stock price over time and the potential impact of such factors on the retention or decision-making of our employees, particularly our senior management. Based on the results of this assessment, the Company does not believe that its compensation policies and practices for all employees, including non-executive officers, create risks that are reasonably likely to have a material adverse effect on the Company.

REPORT OF THE AUDIT COMMITTEE

The information in this Report of the Audit Committee is not deemed “soliciting material” or to be “filed” with the SEC.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements in our Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) including Auditing Standard 1301, “Communication with Audit Committees,” and the SEC. The Audit Committee has discussed with the independent auditors their independence from management and the Company, and the Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB, including Rule 3526 “Communication with Audit Committees Concerning Independence,” and has discussed with the independent auditors its independence from the Company and its management.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their understanding of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited consolidated financial statements be included in our Annual Report. The Audit Committee and the Board have also recommended the selection of the Company’s independent auditors, Haskell & White LLP.

AUDIT COMMITTEE

Mr. Eric Bing Chin (Chair)
Mr. David Moatazedi
Mr. Gary Huff

EXECUTIVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

In December 2025, our Compensation Committee conducted its annual review of our compensation philosophy and made recommendations to the Board, which set the total compensation plan for our Named Executive Officers. This review included certain market data, other factors, and operational performance of the Company. The focus of the Compensation Committee, the Board, and management is aligning management total compensation with shareholder return. The Compensation Committee determined to leave cash compensation for Named Executive Officers unchanged and approved equity awards intended to further align the interests of executive officers and directors with the performance of the Company’s common stock.

Cash Compensation

We use base salary to compensate our Named Executive Officers for services rendered during the year and to recognize each of their experience, skills, responsibilities and contributions to the Company. Our Compensation Committee periodically reviews executive officer compensation and determines whether adjustments are appropriate.

Equity Compensation

We view equity awards as an important element of the total compensation of our Named Executive Officers. Although we do not specifically tie any portion of a Named Executive Officer’s equity compensation to Company performance, the Company utilizes stock options and restricted stock awards as equity awards, the value of which is affected by changes in the market price of the Company’s Common Stock. Stock options issued to Named Executive Officers generally vest over a multi-year period that is contingent upon continuous service before the vesting date and are issued with an exercise price equal to the market price of the Company’s Common Stock on the date of grant. As such, the value of these stock options is tied to increases in stockholder value. Restricted stock awards generally vest over a specified period, subject to continued service, and their value is also affected by changes in the market price of the Company’s Common Stock. The vesting requirements applicable to our equity awards also serve as a means of retaining our Named Executive Officers and other employees.

The Compensation Committee and, if applicable, the Board typically grant equity awards, including stock options and restricted stock awards, at regularly scheduled meetings. However, the timing of such awards may vary in connection with new hires, promotions or other circumstances. The Compensation Committee and the Board do not take material nonpublic information into account when determining the timing and terms of equity awards and do not time the release of material nonpublic information to affect the value of executive compensation.

The following table sets forth the total compensation earned by the Company’s Chief Executive Officer, Executive Vice-Chairperson of the Board and Corporate Secretary, and Chief Financial Officer (the “Named Executive Officers”) for the fiscal years ended May 31, 2026 and 2025.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Zackary Irani (1),	2026	$150,000	135,450	-	$285,450
Chief Executive Officer and Director	2025	$122,596	78,438	-	$201,034
Allen Barbieri (2),	2026	$88,000	77,400	-	$165,400
Director, Executive Vice-Chairperson of the Board and Corporate Secretary	2025	$93,415	34,513	-	$127,928
Gary Lu (3),	2026	$233,454	103,200	50,000	$386,654
Chief Financial Officer	2025	$260,000	51,769	-	$311,769

(1)	As part of cost reduction measures during the fiscal year ended May 31, 2025, Mr. Zackary Irani voluntarily reduced his annual base salary from $150,000 to $75,000 effective August 1, 2024. Effective January 1, 2025, Mr. Irani’s annual base salary was reinstated to $150,000 and remained at that level through the fiscal year ended May 31, 2026. No management incentive cash bonus was paid to Mr. Irani for the fiscal year ended May 31, 2026. During the fiscal year ended May 31, 2026, Mr. Irani was granted 52,500 restricted stock awards with an aggregate grant-date fair value of $135,450, based on the market price of the Company’s common stock of $2.58 per share on the grant date. The restricted stock awards vest in four equal annual installments beginning on December 12, 2026, subject to Mr. Irani’s continued service through each applicable vesting date.

(2)

As part of cost reduction measures during the fiscal year ended May 31, 2025, Mr. Allen Barbieri voluntarily reduced his annual base salary from $110,000 to $88,000 effective August 1, 2024. Mr. Barbieri’s annual base salary remained at $88,000 through the fiscal year ended May 31, 2026. No management incentive cash bonus was paid to Mr. Barbieri for the fiscal year ended May 31, 2026. During the fiscal year ended May 31, 2026, Mr. Barbieri was granted 30,000 restricted stock awards with an aggregate grant-date fair value of $77,400, based on the market price of the Company’s common stock of $2.58 per share on the grant date. The restricted stock awards are scheduled to cliff vest 100% on December 12, 2026, subject to Mr. Barbieri’s continued service through the vesting date.

(3)	During the fiscal year ended May 31, 2026, Mr. Gary Lu served as Chief Financial Officer until his resignation became effective on April 14, 2026. His annual base salary remained at $260,000 through his resignation date. In connection with his departure, Mr. Lu received approximately $50,000 for accrued and unused paid time off, which is included in All Other Compensation in the Summary Compensation Table. No management incentive cash bonus was paid to Mr. Lu for the fiscal year ended May 31, 2026. During the fiscal year ended May 31, 2026, Mr. Lu was granted 40,000 restricted stock awards with an aggregate grant-date fair value of $103,200, based on the market price of the Company’s common stock of $2.58 per share on the grant date. The restricted stock awards were scheduled to vest in four equal annual installments beginning on December 12, 2026, subject to Mr. Lu’s continued service through each applicable vesting date. Because Mr. Lu resigned before the first vesting date of this award, all 40,000 unvested restricted stock awards were forfeited in accordance with their terms.

Employment Agreements

Mr. Gary Lu was a party to a written employment agreement with the Company in connection with his service as Chief Financial Officer (the “Lu Employment Agreement”). Mr. Lu resigned from his positions with the Company effective April 14, 2026.

Under the Lu Employment Agreement, Mr. Lu was entitled to accrued but unpaid base salary and accrued but unused paid time off upon his resignation. In connection with his resignation, Mr. Lu received approximately $50,000 for accrued and unused paid time off. Mr. Lu did not receive any severance payment in connection with his resignation.

The Company has a written employment agreement with Zack Irani for his role as the Chief Executive Officer of the Company (the “Irani Employment Agreement”). Mr. Irani’s employment is at-will and may be terminated by him or the Company at any time, with or without cause or notice. Pursuant to the Irani Employment Agreement, Mr. Irani is entitled to separation pay under the following circumstances:

i.	Termination by the Company for Cause: If the Company terminates Mr. Irani for Cause (as defined in the Irani Employment Agreement), Mr. Irani is entitled to all accrued but unpaid base salary and any accrued but unused paid time-off to the date of the termination.

ii.

Termination by the Company without Cause: If the Company terminates Mr. Irani without Cause (as defined in the Irani Employment Agreement), Mr. Irani shall be paid all accrued but unpaid base salary and any accrued but unused paid time-off to the date of the termination. In the event Mr. Irani is terminated by the Company without Cause, including following a Change in Control (as defined by the Irani Employment Agreement), he will be eligible, subject to certain conditions, for severance pay that is equal to 12 months of Mr. Irani’s base pay, provided that he executes and does not revoke a customary general release of claims against the Company and its affiliates, officers, directors, agents, and employees (the “Severance Payment”).

iii.	Termination by the Employee with Cause: If Mr. Irani terminates his employment with the Company with Cause, including a termination with Cause following a Change in Control, he will be eligible, subject to certain conditions, for a Severance Payment. In the event of a termination of employment by Mr. Irani with Cause following a Change in Control, all unvested stock options previously issued to him shall become immediately vested and exercisable.

The Company has a written employment agreement with Allen Barbieri for his role as the Corporate Secretary and Executive Vice Chairman of the Company (the “Barbieri Employment Agreement”). Mr. Barbieri’s employment is at-will and may be terminated by him or the Company at any time, with or without cause or notice. Pursuant to the Barbieri Employment Agreement, Mr. Barbieri is entitled to separation pay under the following circumstances:

i.	Termination by the Company for Cause: If the Company terminates Mr. Barbieri for Cause (as defined in the Barbieri Employment Agreement), Mr. Barbieri is entitled to all accrued but unpaid base salary and any accrued but unused paid time-off to the date of the termination.

ii.	Termination by the Company without Cause: If the Company terminates Mr. Barbieri without Cause (as defined in the Barbieri Employment Agreement), Mr. Barbieri shall be paid all accrued but unpaid base salary and any accrued but unused paid time-off to the date of the termination. In the event Mr. Barbieri is terminated by the Company without Cause, including following a Change in Control (as defined by the Barbieri Employment Agreement), he will be eligible, subject to certain conditions, for severance pay that is equal to 12 months of Mr. Barbieri’s base pay, provided that he executes and does not revoke a customary general release of claims against the Company and its affiliates, officers, directors, agents, and employees (the “Severance Payment”).

iii.	Termination by the Employee with Cause: If Mr. Barbieri terminates his employment with the Company with Cause, including a termination with Cause following a Change in Control, he will be eligible, subject to certain conditions, for a Severance Payment. In the event of a termination of employment by Mr. Barbieri with Cause following a Change in Control, all unvested stock options previously issued to him shall become immediately vested and exercisable.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	1/22/2018	9,375	0	0	$31.20	1/22/2028	0	$-	0	0
	12/20/2018	18,750	0	0	$18.00	12/20/2028	0	$-	0	0
	12/19/2019	15,625	0	0	$22.48	12/19/2029	0	$-	0	0
	12/10/2020	9,827	0	0	$50.88	12/10/2030	0	$-	0	0
Zackary Irani	12/9/2021	12,500	0	0	$35.68	12/9/2031	0	$-	0	0
	12/7/2023	9,844	3,281	0	$13.36	4/20/2033	0	$-	0	0
	12/13/2023	9,688	9,687	0	$7.91	12/13/2033	0	$-	0	0
	12/13/2024	0	0	0	$-		23,437	$55,960.52	0	0
	12/12/2025	0	0	0	$-		52,500	$125,354.25	0	0
	1/22/2018	3,125	0	0	$31.20	1/22/2028	0	$-	0	0
	12/20/2018	6,250	0	0	$18.00	12/20/2028	0	$-	0	0
	12/19/2019	6,250	0	0	$22.48	12/19/2029	0	$-	0	0
	12/10/2020	3,750	0	0	$50.88	12/10/2030	0	$-	0	0
Allen Barbieri	12/9/2021	5,625	0	0	$35.68	12/9/2031	0	$-	0	0
	12/7/2023	6,250	0	0	$13.36	4/20/2033	0	$-	0	0
	12/13/2023	12,500	0	0	$7.91	12/13/2033	0	$-	0	0
	12/13/2024	0	0	0	$-		0	$-	0	0
	12/12/2025	0	0	0	$-		30,000	$71,631.00	0	0
	4/6/2023	9,375	0	0	$13.92	4/6/2033	0	$-	0	0
Gary Lu	12/13/2023	9,688	0	0	$7.91	12/13/2033	0	$-	0	0
	12/13/2024	0	0	0	$-		0	$-	0	0
	12/12/2025	0	0	0	$-		0	$-	0	0

(1)	The vesting dates coincide with the option grant date annually for options held at fiscal year-end. The market value of unvested restricted stock awards was calculated based on the closing price of the Company’s common stock of $2.39 per share on May 29, 2026, the last trading day of fiscal 2026.

(2)	For Mr. Zackary Irani, 25% of the option award granted on December 7, 2023 vested immediately, while the remaining 75% vests in equal installments over a 36-month period. The option award granted on December 13, 2023 vests in four equal annual installments beginning on December 13, 2024. The restricted stock awards granted to Mr. Irani on December 13, 2024 vest in four equal annual installments beginning on December 13, 2025. The restricted stock awards granted to Mr. Irani on December 12, 2025 vest in four equal annual installments beginning on December 12, 2026, in each case subject to Mr. Irani’s continued service through each applicable vesting date.

(3)	For Mr. Allen Barbieri, the restricted stock awards granted on December 13, 2024 vested 100% on December 13, 2025, and the restricted stock awards granted on December 12, 2025 vest 100% on December 12, 2026.

(4)	Following Mr. Lu’s resignation effective April 14, 2026, all unvested option awards and restricted stock awards were forfeited, and his vested option awards remained exercisable for 90 days following his resignation, through July 13, 2026.

ITEM 402(v) PAY VERSUS PERFORMANCE

The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee view the link between the Company’s performance and named executive officer pay. This disclosure is intended to comply with the requirements of Item 402(v) of Regulation S-K applicable to “smaller reporting companies.” The tabular disclosure of pay versus performance, as required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, pertains to the relationship between executive compensation actually paid and certain financial performance metrics of the Company. The following table sets forth information concerning compensation actually paid (the “CAP”) to our principal executive officer (the “PEO”) and our non-PEO named executive officers (the “NEOs”) versus our total shareholder return (the “TSR”) and net income (loss) performance results for the fiscal years ended May 31, 2026, 2025 and 2024. The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. CAP is calculated in accordance with SEC-prescribed rules and, as a result, may differ from the amounts reported in the Summary Compensation Table (the “SCT”) and the compensation decisions described in the section entitled “Executive Compensation Information”.

Fiscal Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (2)	Average Compensation Actually Paid to Non-PEO NEOs ($) (3)	Value of Initial Fixed $100 Investment Based On: Total Shareholder Return ($) (4)	Net Income (Loss) ($) (5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2026	285,450	241,208	$276,027	173,150	21.81	(3,775,000)
2025	201,034	177,700	$219,848	198,218	27.83	(4,973,000)
2024	360,103	199,836	$314,810	238,393	42.38	(5,978,000)

(1)	The dollar amounts reported in column (b) are the amounts of total compensation reported for our chief executive officer, Mr. Zackary Irani (our PEO), for each corresponding year in the “Total” column of the SCT. Refer to “Executive Compensation – Summary Compensation Table.”

(2)	The dollar amounts reported in column (d) represent the average of the amounts reported for the Non-PEO NEOs (excluding our PEO) in the “Total” column of the SCT. The Non-PEO NEOs included in the table above were as follows:

●	For 2026: Mr. Allen Barbieri and Mr. Gary Lu
●	For 2025: Mr. Allen Barbieri and Mr. Gary Lu
●	For 2024: Mr. Allen Barbieri and Mr. Gary Lu

(3)	The dollar amounts reported in columns (c) and (e) represent the CAP to Mr. Zackary Irani, and the average CAP to our non-PEO NEOs, respectively, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, to calculate CAP, compensation related to equity awards was remeasured based on the following: For stock options, a Black-Scholes (“BSM”) option-pricing model was used as of the applicable year-end date, or, in the case of vested options, the vesting date. The BSM model requires us to make assumptions and judgments regarding the variables used in the calculation, including the expected remaining term, expected volatility, and the expected risk-free rate. For restricted stock awards, the closing market price of the Company’s common stock was used as of the applicable year-end date, or in the case of vested restricted stock awards, the vesting date. The valuation assumptions used to calculate the CAP shown in the table were materially consistent with those used to calculate our share-based compensation expense, as disclosed in our Annual Report.

The 2026 CAP to our PEO and the average CAP to our non-PEO NEOs reflects the following adjustments required by the applicable SEC rules from the total compensation reported in the SCT:

	PEO	Average of Non-PEO NEOs
Total Reported in 2026 SCT	285,450	276,027
Less: value of equity awards reported in SCT	(135,450)	(90,300)
Add: year-end value of equity awards granted in 2026 that are unvested and outstanding	125,475	35,850
Add: change in fair value (from prior year-end) of prior year equity awards that are unvested and outstanding	(24,610)	-
Add: fair market value of equity awards granted in 2026 and that vested in 2026	-	-
Add: change in fair value (from prior year-end) of prior year equity awards that vested in 2026	(9,657)	(6,898)
Less: fair market value of equity awards deemed to fail to meet the applicable vesting conditions during 2026	-	(41,529)
Compensation Actually Paid for 2026	241,208	173,150

The 2025 CAP to our PEO and the average CAP to our non-PEO NEOs reflects the following adjustments required by the applicable SEC rules from the total compensation reported in the SCT:

	PEO	Average of Non-PEO NEOs
Total Reported in 2025 SCT	201,034	219,848
Less: value of equity awards reported in SCT	(78,438)	(43,141)
Add: year-end value of equity awards granted in 2025 that are unvested and outstanding	95,313	52,422
Add: change in fair value (from prior year-end) of prior year equity awards that are unvested and outstanding	(16,608)	(7,945)
Add: fair market value of equity awards granted in 2025 and that vested in 2025	-	-
Add: change in fair value (from prior year-end) of prior year equity awards that vested in 2025	(23,601)	(22,966)
Less: fair market value of equity awards deemed to fail to meet the applicable vesting conditions during 2025	-	-
Compensation Actually Paid for 2025	177,700	198,218

The 2024 CAP to our PEO and the average CAP to our non-PEO NEOs reflects the following adjustments required by the applicable SEC rules from the total compensation reported in the SCT:

	PEO	Average of Non-PEO NEOs
Total Reported in 2024 SCT	360,103	314,810
Less: value of equity awards reported in SCT	(210,103)	(122,518)
Add: year-end value of equity awards granted in 2024 that are unvested and outstanding	102,614	57,148
Add: change in fair value (from prior year-end) of prior year equity awards that are unvested and outstanding	(47,169)	(25,380)
Add: fair market value of equity awards granted in 2024 and that vested in 2024	20,914	19,918
Add: change in fair value (from prior year-end) of prior year equity awards that vested in 2024	(26,523)	(5,585)
Less: fair market value of equity awards deemed to fail to meet the applicable vesting conditions during 2024	-	-
Compensation Actually Paid for 2024	199,836	238,393

(4)	TSR is calculated based on an initial fixed investment of $100 in our Common Stock as of May 31, 2023, the last trading day before the beginning of the earliest fiscal year presented, assuming the reinvestment of dividends, if any. The amounts reported represent the cumulative value of that investment as of the end of each fiscal year presented.

(5)	The dollar amounts reported in column (g) represent the amount of net loss reflected in the Company’s audited financial statements for the applicable year.

Required Disclosure of the Relationship between Compensation Actually Paid and Financial Performance Measures

In accordance with Item 402(v) of Regulation S-K, we are providing the following description of the relationship between (1) information presented in the Pay Versus Performance table above and (2) the executive CAP to our PEO and, on average, to our other Non-PEO NEOs over the Company’s three most recently completed fiscal years.

Compensation Actually Paid and Net Income (Loss)

Due to the nature of the Company’s consolidated financial results and primary focus on research and development of diagnostic-guided therapy products to treat gastrointestinal diseases, our Company has not historically utilized net income (loss) as a performance measure for our executive compensation program. However, as the inFoods product has now launched, the Board will evaluate the relationship between our total revenues and net income (loss) and CAP to our PEO and Non-PEO NEOs going forward.

Compensation Actually Paid and TSR

The following graph sets forth the relationship between CAP to our PEO, the average CAP for our Non-PEOs, and the Company’s TSR over the period covering 2026, 2025, and 2024.

All information provided above under the “Item 402(v) Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

INDEPENDENT DIRECTOR COMPENSATION

Our independent directors receive cash compensation and equity awards as part of their annual compensation for service on the Board. The cash component includes an annual cash retainer and is paid quarterly, while equity awards are granted pursuant to the Company’s equity incentive plan and vest in accordance with the terms of the applicable award. Director compensation is subject to review and adjustment from time to time by the Compensation Committee and the Board.

The annual cash retainer fees are paid according to the following schedule:

DIRECTOR COMPENSATION
Annual Cash Retainer	$45,000

The following table presents the compensation of Independent Directors for the fiscal year ended May 31, 2026.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total Value ($)
Catherine Coste	$-	-	(1)	-	-	-	-	$-
Jane Emerson, M.D., Ph.D.	$26,250	-	(2)	-	-	-	-	$26,250
David Moatazedi	$52,500	51,600	(3)	-	-	-	-	$104,100
Eric Bing Chin	$45,000	89,931	(4)	-	-	-	-	$134,931
Gary Huff	$33,750	51,600	(5)	-	-	-	-	$85,350

(1)	As of May 31, 2026, Ms. Catherine Coste had 22,125 unexercised option awards outstanding. She had no unvested stock awards outstanding as of May 31, 2026. On June 4, 2025, Ms. Catherine Coste resigned from the Board.

(2)	As of May 31, 2026, Dr. Jane Emerson had 30,250 unexercised option awards outstanding. She had no unvested stock awards outstanding as of May 31, 2026. Effective December 12, 2025, Dr. Jane Emerson stepped down as a member of the Board.

(3)	As of May 31, 2026, Mr. David Moatazedi had 16,500 unexercised option awards and 20,000 unvested restricted stock awards outstanding. Mr. Moatazedi’s cash compensation included the $45,000 annual Board retainer and a $7,500 stipend for serving as Chair of the Compensation Committee for the period ended November 30, 2025, after that date annual cash compensation for all independent directors was reduced to $45,000, and paid quarterly. Cash fees paid to directors who served for only a portion of fiscal 2026 were prorated to reflect their respective periods of service. Mr. Moatazedi is not standing for re-election at the 2026 Annual Meeting of Stockholders, and his term as a director will expire at the conclusion of the Annual Meeting on December 11, 2026.

(4)	As of May 31, 2026, Mr. Eric Bing Chin had 22,500 unvested restricted stock awards outstanding.

(5)	As of May 31, 2026, Mr. Gary Huff had 20,000 unvested restricted stock awards outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board, or an appropriate committee of the Board, reviews, approves and/or ratifies related-person transactions, as appropriate. In reviewing such transactions, the Board or applicable committee considers the terms of the transaction, the nature of the related person’s interest, whether the transaction is on terms no less favorable to the Company than those reasonably available from an unrelated third party and, in the case of directors, whether the transaction could affect the director’s independence under applicable SEC and Nasdaq rules.

Except as described below and under the headings “Executive Compensation” and “Independent Director Compensation,” since June 1, 2025, there have been no other transactions, arrangements or relationships, or series of similar transactions, and there are no currently proposed transactions, in which:

●	we or any of our subsidiaries were or will be a participant;
●	(i) the amount involved exceeded or exceeds the lesser of $120,000 or (ii) one percent of the average of our total assets at year-end for the last two completed fiscal years(1); and
●

any director, director nominee, executive officer, beneficial owner of more than 5% of any class of our voting securities, or any immediate family member of any such person had or will have a direct or indirect material interest.

(1)	Based on our total assets of approximately $6.8 million as of May 31, 2026 and approximately $5.9 million as of May 31, 2025, the applicable disclosure threshold is approximately $63,500.

Sale of Investment in Diagnosis S.A. and Related-Party Promissory Note

On May 29, 2026, we entered into a Securities Purchase Agreement with Zackary S. Irani, our Chief Executive Officer and a director, and certain other purchasers, pursuant to which we agreed to sell our entire minority investment in Diagnosis S.A., a private medical products company headquartered in Poland, consisting of 78,750 shares, for an aggregate purchase price of $500,000. The transaction constituted a related-person transaction because Mr. Irani was a purchaser. The transaction was reviewed and approved by the Nominating and Corporate Governance Committee and the Board of Directors prior to May 29, 2026.

In connection with the transaction, the purchasers advanced the $500,000 purchase price to us pending completion of the applicable share-transfer procedures under Polish law, and we issued a secured promissory term note in the principal amount of $500,000 to Mr. Irani. The note bears interest at a rate of 8% per annum and matures on May 29, 2027. Principal and accrued interest are payable at maturity, and the note may be prepaid at any time without penalty or premium. The note is secured by our ownership interest in 78,750 shares of Diagnosis S.A.

Under the original terms of the note, upon completion of the transfer of the Diagnosis S.A. shares, the outstanding principal would be deemed satisfied and accrued interest would be forgiven, except that we would be required to pay an amount equal to a minimum of 60 days of interest on the original principal balance. As of October 16, 2026, the share transfer had not been completed, and the outstanding principal balance of the related-person secured promissory note was $500,000.

August 2026 Private Placement

On August 20, 2026, we entered into a Securities Purchase Agreement (“2026 SPA”) with certain institutional and individual investors, including B. Riley Principal Capital, LLC, our Chief Executive Officer and each other member of our Board of Directors, pursuant to which we agreed to issue and sell an aggregate of 1,393,705 shares of our common stock at a purchase price of $1.60 per share for aggregate gross proceeds of approximately $2.23 million (the “Private Placement”). The Private Placement closed on August 26, 2026.

Our Chief Executive Officer and each member of our Board of Directors participated in the Private Placement on the same terms and at the same purchase price per share as the other investors. Their participation was as follows:

Name	Relationship to the Company	Shares Purchased	Purchase Price per Share	Aggregate Purchase Price
Zackary S. Irani	Director and Chief Executive Officer	31,250	$1.60	$50,000
Allen Barbieri	Director, Executive Vice-Chairperson of the Board and Corporate Secretary	20,000	$1.60	$32,000
Eric B. Chin	Director	6,250	$1.60	$10,000
Gary M. Huff	Director	31,250	$1.60	$50,000
David Moatazedi	Director	10,000	$1.60	$16,000
Total		98,750		$158,000

In connection with the Private Placement, we also entered into a Registration Rights Agreement with the parties to the 2026 SPA, including the foregoing related persons, pursuant to which we agreed to file a registration statement with the SEC to register the resale of the shares purchased in the Private Placement and to use commercially reasonable efforts to cause such registration statement to become effective within the periods specified in the Registration Rights Agreement. On September 24, 2026, we filed a registration statement on Form S-3 with the SEC covering the resale of such shares. The registration statement was declared effective by the SEC on October 7, 2026.

LEGAL PROCEEDINGS

There are no legal proceedings related to any of our directors, director nominees, or executive officers which are required to be disclosed pursuant to applicable SEC rules.

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Exchange Act, the Company is providing stockholders with an advisory, non-binding vote on the Company’s compensation paid to its Named Executive Officers as disclosed in this Proxy Statement.

Accordingly, in accordance with the rules adopted by the Securities and Exchange Commission, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that the compensation paid to the Named Executive Officers of Biomerica, Inc., as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.”

Stockholders are encouraged to read the accompanying compensation tables and the related narrative disclosure for more information about the Company’s executive compensation program.

Vote Required and Board Recommendation

Because your vote is advisory, it will not be binding on our Compensation Committee or our Board. However, the Board intends to consider the outcome of the vote when making future executive compensation decisions and, in particular, to consider any significant negative voting results to the extent they can determine the cause or causes for such votes. The Board has determined that the Company will hold future advisory votes on executive compensation every year.

The affirmative vote of a majority of the shares present, in person or by proxy at the Annual Meeting, and entitled to vote on the subject matter is required to approve, on a non-binding advisory basis, the Named Executive Officers’ compensation.

Our Board Recommends that the Stockholders Vote “FOR” the Approval, on a Non-Binding Advisory Basis, of the Compensation of Our Named Executive Officers.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Under applicable law and the procedures adopted by the Company’s Board, the Audit Committee selects the Company’s independent registered public accounting firm for each fiscal year. The Audit Committee has selected Haskell & White LLP (“H&W”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2027. H&W is a registered independent public accounting firm and has served as the Company’s independent registered public accounting firm since the fiscal year ended May 31, 2022.

Although stockholder ratification of the Audit Committee’s selection of the independent registered public accounting firm is not required by law or the procedures adopted by the Board, the Audit Committee’s selection of H&W as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2027 is being submitted for ratification by the stockholders at the Annual Meeting because the Company’s Board has determined that such ratification is a matter of good corporate governance practice. If this proposal is not approved at the Annual Meeting, the Audit Committee may reconsider its selection of H&W. Even if the selection of H&W is ratified, the Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of H&W are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire, and are expected to be available to respond to appropriate questions.

The approximate aggregate fees billed for professional services by our auditors in the fiscal years ended May 31, 2026 and 2025 were as follows:

	FISCAL YEAR	FISCAL YEAR
	2026	2025
FEES	($)	($)
Audit Fees(1)	$171,080	$163,650
Audit and review of the financial statements
Tax Fees(2)	-	-
Tax Consulting Services
All Other Fees(3)	4,000	8,000
Total	$175,080	$171,650

(1)	Audit Fees consist of the aggregate fees billed for professional services rendered for the audit of our annual consolidated financial statements, the reviews of the consolidated financial statements included in our Forms 10-Q, and for any other services that are normally provided by our auditors in connection with our statutory and regulatory filings or engagements.

(2)	No fees were billed by Haskell & White LLP for tax compliance, tax advice or tax planning services during the fiscal years ended May 31, 2026 and 2025.

(3)	All Other Fees consist of the aggregate fees billed for products and services provided by our auditors and not otherwise included in Audit Fees, Audit-Related Fees, or Tax Fees. These include services such as providing consent for the Form S-8 filing.

The Audit Committee has considered that the provision of the above services has not impaired the principal accountant’s ability to maintain independence.

It is the policy of the Audit Committee that all audit and permissible non-audit services provided by our independent registered public accounting firm and related fees paid to our independent registered public accounting firm must be approved in advance by the Audit Committee on a case-by-case basis. All of the above-described services provided by our auditors were approved in advance by the Audit Committee under Item 2-01(c)(7)(i)(C) of Regulation S-X.

Vote Required and Board Recommendation

The vote on this proposal is advisory in nature, so it will not be binding on the Board. However, the Board will consider the outcome of the vote, along with other factors, when making its decision regarding the selection of H&W as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2027.

The affirmative vote of a majority of the shares present, in person or by proxy at the Annual Meeting, and entitled to vote on the subject matter is required to ratify, on an advisory basis, the selection of Haskell & White LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2027.

Our Board Recommends that the Stockholders Vote “FOR” the Proposal to Ratify Haskell & White LLP as our Independent Registered Public Accounting Firm for the fiscal year ending May 31, 2027.

PROPOSAL NO. 4

TO APPROVE AN AMENDMENT TO OUR 2024 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER BY 150,000 SHARES

Our Board believes that incentive awards under the 2024 Stock Incentive Plan are a critical tool in enabling eligible employees, officers, non-employee directors and other service providers to develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to our business, thereby advancing our interests and the interests of our stockholders.

On October 12, 2026, the Board, on the recommendation of our Compensation Committee, approved an amendment to the 2024 Stock Incentive Plan (the “2024 Incentive Plan Amendment”), subject to the approval of our stockholders, which we are seeking at the Annual Meeting. A copy of the 2024 Incentive Plan Amendment is attached as Exhibit A to this Proxy Statement.

The 2024 Incentive Plan Amendment increases the total number of shares of our Common Stock available for issuance under the 2024 Stock Incentive Plan by 150,000 shares, from 400,000 shares to a total of 550,000 shares. Of the initial 400,000 shares of our Common Stock reserved for issuance under the 2024 Stock Incentive Plan, as of the Record Date, 316,258 shares of our common stock have been issued under the 2024 Incentive Plan or are subject to outstanding stock options and restricted common stock awards under the 2024 Incentive Plan, leaving 83,742 shares available for new awards. The Board believes the 2024 Incentive Plan Amendment is necessary for the Company and its affiliates to continue to attract and retain employees, directors, consultants and independent contractors who serve and will in the future serve the Company and its affiliates by offering them the opportunity to acquire or increase their proprietary interest in the Company and to promote the identification of their interests with those of our stockholders.

If our stockholders approve the 2024 Incentive Plan Amendment, the Compensation Committee will have broad discretion over the grant of the additional shares of our Common Stock to any employee or executive officer or member of the Board of the Company, including but not limited to our named executive officers in such amounts as the Compensation Committee believes to be appropriate and in the best interest of the Company, which may require Board approval but without further stockholder approval. If our stockholders do not approve the 2024 Incentive Plan Amendment, the Company will continue to operate the 2024 Incentive Plan under its current provisions, but will be limited in its ability to make future grants and incentives under the 2024 Stock Incentive Plan to individuals whom we believe are and in the future will be critical to the Company’s success.

Except for the increase in the total number of shares of our Common Stock available for issuance under the 2024 Stock Incentive Plan by 150,000 shares to a total of 550,000 shares pursuant to the 2024 Incentive Plan Amendment, the terms of the 2024 Stock Incentive Plan will remain the same.

Description of the 2024 Stock Incentive Plan

The following summary description of the 2024 Stock Incentive Plan is qualified in its entirety by reference to the 2024 Stock Incentive Plan, which is filed as Exhibit 4.11 to the Company’s Registration Statement on Form S-8 filed with the SEC on December 20, 2024 and is incorporated herein by reference.

PURPOSE. The 2024 Stock Incentive Plan is intended to provide incentive to employees, officers, directors and others expected to provide significant services to the Company, to encourage proprietary interest in the Company, to encourage such employees to remain in the employ of the Company, to attract new employees with outstanding qualifications, and to afford additional incentive to others to increase their efforts in providing significant services to the Company.

ADMINISTRATION. The 2024 Stock Incentive Plan is administered by the Company’s Compensation Committee.

TYPES OF AWARDS. The Company’s 2024 Stock Incentive Plan provides for the grant of (i) incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) stock options that are not intended to qualify under Section 422 of the Code (“NQSOs”; collectively with ISOs, “Options”). The 2024 Stock Incentive Plan also authorizes the award of shares of restricted Common Stock (“Restricted Stock”).

TERMS AND CONDITIONS OF AWARDS. Options granted under the 2024 Stock Incentive Plan will vest and become exercisable as determined by the Compensation Committee or the Board. Awards will be subject to the terms and restrictions of the awards made by the Compensation Committee or the Board. Option and Restricted Stock award recipients shall enter into a written stock option or Restricted Stock agreement with the Company. The Compensation Committee or the Board has discretionary authority to select participants from among eligible persons and to determine, at the time an Option or Restricted Stock award is granted, when and in what increments shares covered by the Option or Restricted Stock award will vest and may be purchased. In the case of an Option, the Compensation Committee or the Board also has the discretionary authority to determine, at the time such Option is granted, whether the Option is intended to be an ISO or a NQSO, provided, however, that certain restrictions applicable to ISOs are mandatory, including a requirement that ISOs not be issued for less than 100% of the then fair market value of the Common Stock (110% in the case of a grantee who holds more than 10% of the outstanding Common Stock) and a maximum exercise period of ten (10) years or five (5) years in the case of a grantee who holds more than 10% of the outstanding Common Stock. Fair market value is determined by the Board or the Compensation Committee in good faith, for which the Board or Compensation Committee may refer to the price at which the shares traded at the close of business on the date of valuation as quoted on finance.yahoo.com. Such determination will be conclusive and binding on all persons.

ELIGIBLE PERSONS. All officers, directors, and employees of the Company as well as certain consultants, advisors and other persons expected to provide bona fide services to the Company are eligible to participate in the 2024 Stock Incentive Plan. ISOs and Restricted Stock may be granted to the officers and employees of the Company. NQSOs and Restricted Stock awards may be granted to the directors, officers, employees, agents, and consultants of the Company or any of its subsidiaries. As of October 16, 2026, there were approximately forty employees and three non-employee directors eligible to participate in the 2024 Stock Incentive Plan.

Under current law, ISOs may not be granted to any director or consultant of the Company who is not an employee.

SHARES SUBJECT TO THE PLAN. The aggregate number of shares of our Common Stock currently available for issuance under the 2024 Stock Incentive Plan is 400,000 shares. Of that number, 316,258 shares of our Common Stock have been issued under the 2024 Stock Incentive Plan or are subject to outstanding awards under the 2024 Stock Incentive Plan as of October 16, 2026. If the 2024 Incentive Plan Amendment is approved by our stockholders, the number of shares of our common stock reserved for issuance under the 2024 Stock Incentive Plan will increase by 150,000 shares – from 400,000 shares to 550,000 shares.

TERM OF THE PLAN. Unless previously terminated by the Board, the 2024 Stock Incentive Plan will terminate on December 7, 2033, and no Options or Restricted Stock may be granted under the Plan thereafter, but existing options and Restricted Stock will remain in effect until the Options or Restricted Stock are exercised or vested or terminated by their terms.

TERM OF OPTIONS. Each stock option must terminate no more than ten (10) years from the date it is granted or five (5) years in the case of ISOs granted to an employee who is deemed to own in excess of ten percent (10%) of the combined voting power of the Company’s outstanding equity stock. Stock Options may be granted on terms providing for exercise either in whole or in part at any time or times during their restrictive terms, or only in specified percentages at the stated time periods or intervals during the term of the stock option.

OPTION EXERCISE. The exercise price of any Stock Option granted under the 2024 Stock Incentive Plan is payable in full in cash. The Company may provide for other payment mechanisms, including making loans available to option holders to exercise stock options evidenced by a promissory note executed by the option holder, which notes may, but are not required to be secured by a pledge of Common Stock issued upon exercise of the option.

AMENDMENT AND TERMINATION OF THE PLAN. The Board may, without affecting any outstanding stock options, from time to time revise or amend the 2024 Stock Incentive Plan and may suspend or discontinue it at any time. However, no such revision or amendment may, without stockholder approval, increase the number of shares of Restricted Stock or Stock Options that may be issued under the 2024 Stock Incentive Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES. Following is a brief summary of the principal federal income tax consequences of awards under the 2024 Stock Incentive Plan. This summary is not an exhaustive description and does not describe all applicable federal, state, or local tax laws.

INCENTIVE STOCK OPTIONS. A Plan participant is not subject to federal income tax at the time of either the grant or the exercise of an ISO. In the year in which an ISO is exercised, however, the amount by which the fair market value of the shares of Common Stock received upon the exercise of an ISO exceeds the exercise price will constitute an adjustment to the option holder’s income in computing alternative minimum taxable income. Such adjustment could result in the imposition of, or increase the amount of, the option holder’s “alternative minimum tax” under the Code.

If an option holder does not dispose of such shares of Common Stock within two (2) years after the ISO was granted or one (1) year after the ISO was exercised, whichever is later (any such disposition, a “disqualifying event”), then any gain or loss recognized upon such disposition generally will be treated as long-term capital gain or loss. In such event, the Company will not receive a tax deduction on either the exercise of the ISO or on the sale of the underlying Common Stock.

If an option holder makes a “disqualifying disposition,” the option holder will realize ordinary income in an amount equal to the lesser of (i) the fair market value of the Common Stock on the date the ISO is exercised minus the exercise price, or (ii) the sales price received by the option holder on the disposition of such Common Stock minus the exercise price. In such event, the Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the option holder. If a sale is a disqualifying disposition, the option holder also may realize short-term or long-term capital gain or loss, if such shares constitute capital assets in an option holder’s hands. The gain or loss will be measured by the difference between the fair market value of the shares on the date of exercise of the ISO and the sales price of the shares.

NON-QUALIFIED STOCK OPTIONS. No income is realized by an option holder upon the grant of an NQSO with an exercise price equal to or greater than the fair market value of the underlying common stock on the date of the grant. Upon the exercise of an NQSO, however, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the exercise price, will be taxed as ordinary income to an option holder and the Company will be entitled to a deduction in an equal amount. Upon subsequent sales of Common Stock received upon exercise of NQSOs, an option holder may realize short-term or long-term capital gain or loss, depending upon the holding period of the shares, if such shares constitute capital assets in the option holder’s hands.

RESTRICTED STOCK. Generally, a participant who has been awarded Restricted Stock will not realize taxable income at the time of the award, and the Company will not be entitled to a deduction at that time; provided, however, that the participant may elect to treat the value of the shares as income at the time of receipt (without regard to restrictions) by filing with the IRS (with a copy to the Company) an election under Section 83(b) of the Code no later than thirty (30) days after the issuance date. In the absence of an election under Section 83(b), when the restrictions on the Restricted Stock lapse, the participant will have ordinary income and the Company will have a corresponding deduction. The measure of such income and deduction will be the fair market value of the shares at the time the restrictions lapse.

NEW PLAN BENEFITS. If our stockholders approve this proposal, the additional shares of our Common Stock that would become reserved for issuance under the 2024 Stock Incentive Plan would be immediately available to grant equity awards to eligible plan participants. The number of awards (if any) that may be received by individual consultants, members of the Board, employees or groups of employees under our Plan is at the discretion of our Board and therefore cannot be determined in advance.

Equity Compensation Plan Information

The following table sets forth information as of May 31, 2026 relating to all our equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options or rights (1)	Weighted Average exercise price of outstanding options or rights (2)	Number of securities remaining available for future issuance under equity compensation plans (3)
Equity compensation plans approved by security holders	454,384	$16.88	172,988
Equity compensation plans not approved by security holders	-	-	-
Total	454,384	$16.88	172,988

(1)	Represents shares of Common Stock issuable upon the exercise of outstanding stock options and vesting or settlement of outstanding equity awards under the Company’s 2017, 2020, 2023 and 2024 Stock Incentive Plans.

(2)	Represents the weighted-average exercise price of outstanding stock options under the Company’s 2017, 2020, 2023 and 2024 Stock Incentive Plans. Restricted stock awards, if any, are excluded from the calculation of the weighted-average exercise price.

(3)	Includes shares available for future issuance under the Company’s 2017, 2020, 2023 and 2024 Stock Incentive Plans, as applicable.

Vote Required and Board Recommendation

The affirmative vote of a majority of the shares present, in person or by proxy at the Annual Meeting, and entitled to vote on the subject matter is required for the approval of the amendment to the 2024 Stock Incentive Plan.

Our Board Recommends that the Stockholders Vote “FOR” the Proposal to Approve the amendment to the 2024 Stock Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 150,000 shares.

PROPOSAL NO. 5

APPROVAL OF AN ADJOURNMENT OF THE ANNUAL MEETING

To consider and vote on a proposal to approve any adjournment of the Annual Meeting from time to time, if necessary or appropriate, including to establish a quorum, which proposal we refer to as the “Adjournment Proposal.”

Vote Required and Board Recommendation

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the shares present, in person or by proxy at the Annual Meeting, and entitled to vote on the subject matter; provided, that in the absence of a quorum, the affirmative vote of the holders of a majority of the shares present, in person or by proxy at the Annual Meeting, and entitled to vote is required for the Adjournment Proposal. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares “FOR,” “AGAINST”, or “ABSTAIN” on the Adjournment Proposal, your shares will be voted in accordance with the recommendation of our Board, which is “FOR” the Adjournment Proposal. Abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal.

Our Board Recommends that Our Stockholders Vote “FOR” the Adjournment Proposal.

OTHER BUSINESS

Management is not aware of any matters to come before the Annual Meeting other than those stated in this Proxy Statement. However, matters of which management is not currently aware may arise before the occurrence of the Annual Meeting or any adjournment thereof. The proxy confers discretionary authority with respect to acting on such matters, and the persons named in the proxy intend to vote, act, and consent in accordance with their best judgment with respect thereto.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

Our Board has adopted a policy that encourages our directors to attend our annual stockholder meetings. The annual meeting of stockholders held on December 12, 2025 was attended by all five (5) of the incumbent directors for that year. It is expected that a majority of the directors will be in attendance at the 2026 Annual Meeting.

ANNUAL REPORT

Additional copies of our Annual Report may be obtained without charge by writing to 17571 Von Karman Avenue, Irvine, California 92614. Exhibits to our Annual Report will be mailed upon request therefor by a holder or a beneficial owner of our common stock accompanied by a payment of specified fees to cover the costs of copying and mailing such materials. Our Annual Report does not form any part of the material for the solicitation of the proxy.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our stockholders may communicate with our Board, a committee of our Board, or a director by sending a letter addressed to the Board, a committee, or a director c/o Corporate Secretary, Biomerica, Inc., 17571 Von Karman Avenue, Irvine, California 92614. All communications will be compiled by our Corporate Secretary and forwarded to the Board, the committee, or the director accordingly.

CORPORATE GOVERNANCE

The Company’s Corporate Governance Policy and its Policy on Business Conduct and Ethics (“Ethics Policy”) for all directors, officers, and employees of the Company, including executive officers, are available on the Company’s website at www.biomerica.com. Stockholders may also obtain free of charge printed copies of this policy by writing to the Corporate Secretary of the Company at our principal executive offices.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than 10% of a registered class of securities to file initial reports of ownership of our stock and reports of changes in such ownership with the SEC. To our knowledge, all required filings pursuant to Section 16(a) were timely made during the fiscal year ended May 31, 2026, except for the following: (i) each of Zackary Irani, David Moatazedi, Allen Barbieri, Gary Huff and Gary Lu filed one late Form 4 on December 12, 2025, reporting one transaction; and (ii) Eric Bing Chin filed one late Form 4 on January 28, 2026, reporting one transaction.

INSIDER TRADING POLICY AND ANTI-HEDGING

We also maintain a Policy on Insider Trading governing the purchase or sale of our securities by our officers, directors, employees and consultants, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to us. We consider it improper and inappropriate for any employee, officer or director to engage in short-term or speculative transactions in our securities. The Policy on Insider Trading specifically prohibits officers, directors and other employees and consultants from engaging in short sales, margin accounts, pledging or hedging transactions of our securities. A copy of the Policy on Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report.

COMPENSATION RECOVERY POLICY

We believe that it is in the best interests of the Company and its stockholders to create and maintain a culture that emphasizes integrity and accountability and reinforces our pay-for-performance compensation philosophy. We have adopted a compensation recovery policy, which has been filed as an exhibit to our Annual Report. The compensation recovery policy provides for the recoupment of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws and describes certain remedies available to the Board to address executive officers who have engaged in fraudulent or other intentional misconduct. Our compensation recovery policy applies to any compensation paid to executive officers that is granted, earned, or vested based wholly or in part upon attainment of a financial reporting measure.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of the proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

In connection with the Annual Meeting, a number of brokers with account holders who are Company stockholders will be “householding” the proxy materials. A single set of the proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of the proxy materials, please notify your broker or the Company. Direct your written request to Biomerica, Inc., 17571 Von Karman Avenue, Irvine, California 92614, Attention: Corporate Secretary. The Company undertakes to promptly deliver a separate set of proxy materials upon receiving your written request. Stockholders who currently receive multiple copies of proxy materials at the same address and would like to request “householding” of their communications should contact their brokers.

SEC rules permit us to print an individual’s multiple accounts on a single set of Annual Meeting materials. To take advantage of this opportunity, we have summarized on one set of Annual Meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted stockholder prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Annual Meeting materials, as requested, to any stockholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Annual Meeting materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A number of brokerage firms have instituted householding. They will have their own procedures for stockholders who wish to receive individual copies of the proxy materials.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Any eligible stockholder who desires to have a proposal considered for inclusion in our fiscal year 2027 proxy solicitation materials, including director nominations, must cause their proposals to be received in writing by our Secretary at 17571 Von Karman Avenue, Irvine, California 92614 no later than June 18, 2027. The Board will review new proposals from eligible stockholders if they are received in writing by June 18, 2027. Proposals must be submitted in accordance with our bylaws and must comply with Securities and Exchange Commission regulations promulgated under Rule 14a-8 of the Exchange Act of 1934, as amended.

Any notice to the Secretary must include as to each matter the stockholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting and the reason for conducting the business at the Annual Meeting, (b) the stockholder’s name and address, as they appear on our records, (c) the class and number of shares which the stockholder beneficially owns, (d) any material interest of the stockholder in the business requested to be brought before the meeting, and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934 in his or her capacity as a proponent of the stockholder proposal.

A stockholder’s notice to the Secretary regarding a nomination for the election of directors must set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the person’s name, age, business address and residence address, (ii) the person’s principal occupation or employment, (iii) the class and number of shares of capital stock beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934; and (b) as to the stockholder giving the notice (i) the name and address of the stockholder, as they appear on our records, and (ii) the class and number of shares of stock that are beneficially owned by the stockholder on the date of the stockholder notice. If the Board so requests, any person nominated for election to the Board shall furnish to our Secretary the information required to be set forth in the notice of nomination pertaining to the nominee.

Nothing in this section shall be deemed to require us to include in our proxy solicitation materials relating to any annual meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission.

By Order of the Board of Directors,

Irvine, California	/S/ ZACKARY S. IRANI
October 16, 2026	Chief Executive Officer and Director

EXHIBIT A

BIOMERICA, INC.

SECOND AMENDMENT TO 2024 STOCK INCENTIVE PLAN

This Second Amendment (the “Amendment”) to the 2024 Stock Incentive Plan (the “Plan”) of Biomerica, Inc. (the “Company”), is made as of December 11, 2026. All capitalized terms used but not defined in this Amendment shall have the meanings assigned to such terms in the Plan.

W I T N E S S E T H:

WHEREAS, Section 12.2 of the Plan reserves to the Board of Directors of the Company (the “Board”) the right to amend the Plan from time to time;

WHEREAS, the Board desires to increase the number of shares of Common Stock reserved for issuance under the Plan from 400,000 to 550,000, subject to approval by the Company’s stockholders.

NOW, THEREFORE, be it effective as of the date of approval by the Company’s stockholders, the Plan is hereby amended as follows:

1. Amendment to Section 3.1. Section 3.1 of the Plan is hereby amended and restated in its entirety, to read as follows:

3.1 BASIC LIMITATION. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares reserved and available for issuance under the Plan shall not exceed 550,000. Pursuant to this overall limitation, the maximum aggregate number of Common Shares available for issuance under Awards that qualify as NSOs, ISOs or restricted common stock awards shall not exceed 550,000 shares. The limitations of this Section 3.1 and Section 3.2 shall be subject to adjustment pursuant to Article 9.

2. This Amendment shall be subject to approval by the stockholders of the Company within 12 months after the date this Amendment is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under applicable laws.

3. Except as set forth herein, the 2024 Stock Incentive Plan shall remain in full force and effect without modification.

EXHIBIT B

SCAN TO
VIEW MATERIALS & VOTE

BIOMERICA, INC.
17571 VON KARMAN AVENUE
IRVINE, CALIFORNIA 92614

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BMRA2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T04719-P57783

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BIOMERICA, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. The election of five directors, each to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation, death or removal;	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Zackary Irani
02) Allen Barbieri
03) Eric Bing Chin, CPA
04) Gary Huff
05) Gregory Evan Feinberg

The Board of Directors recommends you vote FOR the following proposals:

Note: We may transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

T04720-P57783

BIOMERICA, INC.
Annual Meeting of Stockholders
December 11, 2026 10:00 a.m. PST
This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Zackary Irani and Xiaoxuan ("Jenny") Qu, and each of them, as proxies, each with the power to appoint a substitute, and hereby authorize(s) them to represent and vote, as designated on the reverse side of this ballot, all shares of Common Stock of BIOMERICA, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on December 11, 2026, at 10:00 a.m. Pacific Time, virtually at www.virtualshareholdermeeting.com/BMRA2026 and in person at 17571 Von Karman Avenue, Irvine, California 92614, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side